SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549
                        ______________________

                              FORM 8-K/A
                          (Amendment No. 2)

                       Current Report Pursuant
                    to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            April 9, 1998


                           Micropoint, Inc.
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State or other jurisdiction of incorporation)

                0-24368                              33-0615178
       (Commission file number)           (IRS employer identification no.)



     6906 South 300 West, Midvale, Utah                84047
      (Address of principal executive                (Zip code)


                            (801) 568-5111
         (Registrant's telephone number, including area code)



             This document contains a total of 27 pages.


    Item 7. Financial Statements, Pro Forma Financial
    Information and Exhibits.

             a.      Financial Statements of Businesses Acquired.

         See page F-1.

             b.      Pro Forma Financial Information.

          See page F-1.

             c.      Exhibits.

       Number                               Description


         2.1 Agreement and Plan of Reorganization (Incorporated by reference to Exhibit 2.1 of the Company's current report on Form 8-K, dated April 9, 1998).

         3.1 Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company's current report on Form 8-K, dated April 9, 1998).

        10.1 Employment Agreement with Douglas Odom (Incorporated by reference to Exhibit 10.1 of the Company's current report on Form 8-K, dated April 9, 1998).

        10.2 Lease Agreement (Incorporated by reference to Exhibit 10.2 of the Company's current report on Form 8-K, dated April 9,

        10.3     Ohio Art Agreement (Incorporated by reference to Exhibit
                 10.3 of the Company's current report on Form 8-K, dated April 9, 1998).

                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange
    Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Micropoint, Inc.




       Date: September 10, 1998               By    /s/ Douglas M. Odom
                                              Douglas M. Odom
                                              President, Chief Executive
                                              Officer and Director


                        MICROPOINT, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS
                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS            F-2
  Unaudited Condensed Pro Forma Consolidated Balance Sheet - March 31,
   1998                                                                    F-3
  Unaudited Condensed Pro Forma Consolidated Statements of Operations for
   the Year Ended December 31, 1997 and for the Three Months Ended March
   31, 1998                                                                F-4

SENSITRON INC. AND SUBSIDIARIES
  Report of Independent Certified Public Accountants                       F-6
  Consolidated Balance Sheet - December 31, 1997                           F-7
  Consolidated Statements of Operations for the Years Ended December 31,
   1997 and 1996 and for the Period from Janaury 5, 1995 (Date of
   Inception) through December 31, 1997                                    F-8
  Consolidated Statements of Stockholders' Equity (Deficit) for the Period
   from January 5, 1995, (Date of Inception) through December 31, 1995,
   and for the Years Ended December 31, 1996 and 1997                      F-9
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1997 and 1996 and for the Period from January 5, 1995 (Date of
   Inception) through Decmber 31, 1997                                     F-11
  Notes to Consolidated Financial Statements                               F-12

  Condensed Consolidated Balance Sheet - March 31, 1998 (Unaudited)        F-23
  Condensed Consolidated Statements of Operations for the Three Months
   Ended March 31, 1998 and 1997 and for the Period from January 5, 1995
   Date of Inception) through March 31, 1998 (Unaudited)                   F-24
  Condensed Consolidated Statements of Cash Flows for the Three Months
   Ended March 31, 1998 and 1997 and for the Period from Janaury 5, 1995
   (Date of Inception) through March 31, 1998 (Unaudited)                  F-25
  Notes to Condensed Consolidated Financial Statements (Unaudited)         F-26

                        ----------------------------

                        MICROPOINT, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


  In April 1998, Micropoint, Inc. ("Micropoint") completed a business combination with Sensitron Inc. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the financial position of Micropoint and subsidiaries as though the merger of Sensitron Inc. into a newly-formed subsidiary of Micropoint was consummated on March 31, 1998. The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the operations of the consolidated companies assuming the merger had occurred on January 1, 1997. The merger was accounted for as the reorganization of Sensitron Inc. and the acquisition of Micropoint using the purchase method of accounting, with Sensitron Inc. being considered as the acquiring enterprise.

  The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of Micropoint included in its annual report to shareholders on Form 10-KSB as amended and the consolidated financial statements of Sensitron Inc. and the related notes to those financial statements which are included elsewhere herein. The unaudited pro forma condensed consolidate balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the merger occurred March 31, 1998 or January 1, 1997, or the results of operations which may be obtained in the future. In addition, further results may vary significantly from the results reflected in these pro forma financial statements.

                                     F-2

                                MICROPOINT, INC.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET
                                 MARCH 31, 1998


                                                            Pro
                                                            Forma       Pro
                                Sensitron   Micropoint  Adjustments    Forma
                               ----------  ----------   ----------- ----------
                                     ASSETS

 Current Assets
   Cash and cash equivalents   $   45,552  $1,492,906    $       -   $1,538,458
   Accounts receivable, net        51,141           -            -       51,141
   Receivable from escrow agent         -      64,825            -       64,825
   Investment in securities
    available-for-sale, net
    of allowance                        -     433,857            -      433,857
   Note receivable                  3,387           -            -        3,387
   Related party receivable             -   1,000,000 (A)(1,000,000)          -
                               ----------  ----------    ----------  ----------
    Total Current Assets          100,080   2,991,588    (1,000,000)  2,091,668
                               ----------  ----------    ----------  ----------
 Equipment                      1,078,489           -            -    1,078,489
    Less accumulated
     depreciation                (230,875)          -            -     (230,875)
                               ----------   ---------    ----------  ----------
    Net Equipment                 847,614           -            -      847,614
                               ----------   ---------    ----------  ----------
 Goodwill, net of accumulated
  amortization                     59,901           -            -       59,901

 Deposits                          15,779           -            -       15,779

 Patents, net of accumulated
  amortization                     85,249           -            -       85,249
                               ----------  ----------  -----------  -----------
 Total Assets                  $1,108,623  $2,991,588  $(1,000,000) $ 3,100,211
                               ==========  ==========  ===========  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Trade accounts payable       $   174,190  $       -    $        -  $  174,190
  Deferred revenue                200,000          -             -     200,000
  Accrued expenses                134,261          -             -     134,261
  Accrued income taxes                 -     180,429 (C)  (172,115)      8,134
  Deferred income taxes                -     117,506 (C)  (117,506)          -
  Related party payable        1,000,000           - (A)(1,000,000)          -
  Notes payable                  258,073           -             -     258,073
                              ----------   ---------    ----------  ----------
    Total Current Liabilities  1,766,524     297,935    (1,289,621)    774,838
                              ----------   ---------    ----------  ----------
 Stockholders' Equity
  Preferred stock                      -           -             -           -
  Common stock                 3,126,453       6,000 (B)(3,116,593)     15,860
  Additional paid-in-capital           -   2,688,812 (B) 3,116,593
                                                     (C)   288,462   6,093,867
  Unrealized loss on securities
   available-for- sale                 -      (8,251)(B)     8,251           -
  Earnings (deficit) accumulated
   during the development
   stage                      (3,784,354)      7,092 (B)    (7,092) (3,784,354)
                             -----------  ----------    ----------  ----------
    Total Stockholders'
     Equity (Deficit)           (657,901)  2,693,653       289,621   2,325,373
                             -----------  ----------    ----------   ---------
 Total Liabilities and
  Stock-holders' Equity
  (Deficit)                  $ 1,108,623  $2,991,588   $(1,000,000) $3,100,211
                             ===========  ==========   ===========  ==========

              NOTES TO UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

 A-   Elimination of bridge loan from Micropoint to Sensitron  Inc.

 B- To record the issuance of 9,860,279 shares of common to the Sensitron Inc. shareholders in connection with the merger of a newly-formed, wholly-owned subsidiary of Micropoint into Sensitron Inc. For accounting purposes, Sensitron Inc. is considered the acquiring enterprise. Since there was no market for the Micropoint common stock at the date of the merger nor has there been any trading of Micropoint's common stock since that date, the fair value of the net assets of Micropoint at the date of the reorganization, as adjusted in Note D, is considered the fair value of the 6,000,000 shares of Micropoint outstanding at that date. There were 15,860,279 shares of common stock, $0.001 par value, issued and outstanding after the reorganization.

 C- To recognize a portion of the benefit of Sensitron's tax operating loss carry forwards in the purchase business combination.

                                     F-3

                                MICROPOINT, INC.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31,1997

                                                        Pro Forma   Pro Forma
                              Sensitron   Micropoint   Adjustments   Results
                             -----------  ----------   -----------  ----------
 Sales                       $   261,936  $        -   $         -  $  261,936
 Cost of sales                    93,694           -             -      93,694
                             -----------  ----------   -----------  ----------
 Gross profit                    168,242           -             -     168,242
 General and administrative
  expense                      1,654,819          59 (B) 1,669,587   3,324,223
                             -----------  ----------    ----------  ---------
 Loss from operations         (1,486,577)        (59)   (1,669,587) (3,156,223)
 Interest expense                (34,879)          -             -     (34,879)

 Other expenses                  (19,602)          -             -     (19,602)
                             -----------  ----------  -----------  -----------
 Net loss                    $(1,541,058) $      (59) $(1,669,587) $(3,210,704)
                             ===========  ==========  ===========  ===========
 Basic and diluted loss
  per common share           $     (0.13) $        -               $     (0.20)
                             ===========  ==========               ===========
 Weighted average number
  of common shares used in
  per share calculation      11,721,842   1,1454,853 (A) 2,683,584  15,860,279
                             ==========  ===========    ==========  ==========

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

 Sales                       $   60,088  $        -    $        -  $    60,088
 Cost of sales                   44,726           -             -       44,726
                             ----------  ----------    ----------  -----------
 Gross profit                    15,362           -             -       15,362

 General and administrative
  expense                       471,026         312 (B)    37,767            -
                                                    (C)  (276,243)     232,862
                            -----------  ----------    ----------  -----------
 Loss from operations          (455,664)       (312)      238,476     (217,500)

 Interest expense                   (40)          -             -          (40)
 Investment income                    -      15,349             -       15,349
 Other expenses                     (40)          -             -          (40)
                             ----------  ----------    ----------  -----------
 Income (loss) before
  income taxes                 (455,744)     15,037       238,476     (202,231)

 Income tax expense                   -       4,402 (D)    (4,402)          -
                             ----------  ----------     ----------  ----------
 Net loss                    $ (455,744) $   10,635     $ 242,878   $ (202,231)
                             ==========  ==========     ==========  ==========
 Basic and diluted loss
  per common share           $    (0.05) $        -                 $    (0.01)
                             ==========  ==========                 ==========
 Weighted average number
  of common shares used in
  per share calculation       9,860,279   5,103,719 (A)    896,281  15,860,279
                             ==========  ==========     ==========  ==========

 Notes to the Unaudited Condensed Pro Forma Consolidated Statements are presented on the following page.

                                     F-4

                                MICROPOINT, INC.
                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS



 A - In April 1998, Sensitron Inc. merged into a newly-formed subsidiary of
     Micropoint. The shareholders of Sensitron exchanged their shares for 9,860,279 of Micropoint common stock. These shares are treated as having been outstanding from January 1, 1997 for purposes of the pro forma statements of operations.

 B - As a condition of the merger, Micropoint, Inc. was required to raise
     $3,000,000 in a private placement offering. Micropoint issued 4,000,000 shares of common stock under the private placement offering upon receipt of $2,989,587 in the form of $2,014,535 in cash and $975,052 in securities available-for-sale before related deferred income taxes. The merger was completed without requiring the remainder of the equity capital.
     For pro forma purposes, the equity capital is considered to have been obtained on January 1, 1997 and the proceeds used at that date to pay $1,579,587 for research and development expenses and general and administrative expenses, $450,000 for the purchase of equipment and $960,000 for the reduction of accounts payable and accrued liabilities. The effects on the pro forma statement of operations for the year ended December 31, 1997 are a $1,579,587 increase in general and administrative expense and a $90,000 increase in depreciation expense. The effect on the pro forma statement of operations for the three months ended March 31, 1998 is an increase in depreciation expense of $37,767.

 C - During the three months ended March 31, 1998, Sensitron Inc. spent
     $228,029 on research and development and $241,000 on equipment with resulting depreciation of $48,214. Consistent with the adjustments explained in Note B, the pro forma statement of operations for the three months ended March 31, 1998 reflect the reduction of these expenditures as though the expenditures and purchases occurred January 1, 1997.

 D - To recognize the income tax effect of the above items and the benefit of Sensitron's tax operating loss carryforward as a reduction of income tax expense.

                                     F-5



          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and the Board of Directors
  Sensitron Inc.

We have audited the accompanying consolidated balance sheet of Sensitron Inc. and subsidiaries (a development stage enterprise) as of December 31, 1997 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from January 5, 1995 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sensitron Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from January 5, 1995 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.


                                   HANSEN, BARNETT & MAXWELL

June 12, 1998
Salt Lake City, Utah

                                     F-6

                   SENSITRON INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 1997


                                ASSETS
CURRENT ASSETS
     Cash                                                         $  106,494
     Trade accounts receivable, net of allowance of $151,567          45,823
     Stock subscription receivable                                   390,000
     Note receivable                                                   4,952
     Related party receivable                                         47,989
                                                                  ----------
     TOTAL CURRENT ASSETS                                            595,258
                                                                  ----------
PROPERTY AND EQUIPMENT                                               924,696
     Less accumulated depreciation                                  (205,808)
                                                                  ----------
     NET PROPERTY AND EQUIPMENT                                      718,888
                                                                  ----------
GOODWILL, net of accumulated amortization of $53,911                  65,891
DEPOSITS                                                              13,279
PATENTS, net of accumulated amortization of $30,618                   76,702
                                                                  ----------
TOTAL ASSETS                                                      $1,470,018
                                                                  ==========
                LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Trade accounts payable                                       $  505,732
     Related party payable                                            14,562
     Accrued liabilities                                             398,473
     Deferred revenue                                                200,000
     Notes payable                                                   561,409
                                                                  ----------
     TOTAL CURRENT LIABILITIES                                     1,680,176
                                                                  ----------
STOCKHOLDERS' DEFICIT
     Preferred stock   no par value; 5,000,000 shares authorized;
        no shares issued or outstanding                                   -
     Common stock   no par value; 20,000,000 shares authorized;
        9,860,279 shares issued and outstanding                    3,118,453
     Deficit accumulated during the development stage             (3,328,611)
                                                                  ----------
     TOTAL STOCKHOLDERS' DEFICIT                                    (210,158)
                                                                  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $1,470,018
                                                                  ==========

The accompanying notes are an integral part of these consolidated financial statements.
                                     F-7


                   SENSITRON INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           For the Period
                                  For the Years Ended      January 5, 1995
                                      December 31,       (Date of Inception)
                               -------------------------        Through
                                    1997          1996     December 31, 1997
                               -----------   -----------   -----------------
Sales                          $   261,936   $   867,724      $ 1,375,097
Cost of Goods Sold                  93,694       466,476          708,372
                               -----------   -----------      -----------
Gross Profit                       168,242       401,248          666,725

General and administrative
 expenses                        1,654,819     1,807,263        3,911,455
                               -----------   -----------      -----------
Loss From Operations            (1,486,577)   (1,406,015)      (3,244,730)

Interest expense                   (34,879)      (16,392)         (54,044)
Interest income                        -          10,780           13,434
Other expenses                     (19,602)       (5,670)         (43,271)
                               -----------   -----------      -----------
Net Loss                       $(1,541,058)  $(1,417,297)     $(3,328,611)
                               ===========   ===========      ===========
Basic and Diluted Loss Per
 Common Share                  $     (0.13)  $     (0.12)     $     (0.34)
                               ===========   ===========      ===========
Weighted Average Number of
 Common Shares Used in Per
 Share Calculation              11,721,842    11,899,511        9,881,152
                               ===========   ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-8

                       SENSITRON INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                                                              Total
                                           Common Stock                        Receivable    Deferred    Stockholders'
                                       ---------------------   Accumulated     For Common    Offering        Equity
                                         Shares      Amount      Deficit         Stock         Costs        (Deficit)
                                       ----------   --------   ------------   -----------   ----------   ------------
  Balance  - January 5, 1995
     (Date of Inception)                      -     $    -     $       -      $       -     $      -     $        -

  Issuance cash, January 1995,
    $0.00 per share                     3,705,000      2,000           -              -            -            2,000

  Issuance for cash, January 1995,
   $0.46 per share                        650,000    300,000           -              -            -          300,000

  Contribution of patents by
  stockholder, January 1995                   -       22,232           -              -            -           22,232

  Issuance for cash, September and
  October 1995, $0.77 per share           852,800    656,000           -          (24,000)         -          632,000

  Issuance to acquire Flexpoint, Inc.
   September 26, 1995, $(0.02) per
   share                                5,395,000    (94,184)          -              -            -           60,000

  Issuance to acquire Tamco,
   September 26, 1995, $0.46 per
   share                                  130,000     60,000           -              -            -           60,000

  Deferred offering costs                     -          -             -              -       (213,382)      (213,382)

  Net loss for the period from
   January 5, 1995 through
   December 31, 1995                          -          -         (370,256)          -            -         (370,256)
                                       ----------   --------   ------------   -----------   ----------   ------------

  BALANCE - DECEMBER 31, 1995          10,732,787   $946,048   $   (370,256)   $  (24,000)  $ (213,382)  $    338,410
                                       ==========   ========   ============    ==========   ==========   ============

                                                                 (Continued)
                                     F-9

                       SENSITRON INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT) (CONTINUED)

                                                                                                              Total
                                           Common Stock                        Receivable    Deferred     Stockholders'
                                       ---------------------   Accumulated     For Common    Offering        Equity
                                         Shares      Amount      Deficit         Stock         Costs        (Deficit)
                                       ----------   --------   ------------   -----------   ----------   ------------
                                         ----------  ----------   ------------   -----------   ----------    ------------

  Balance - December 31, 1995            10,732,787  $  946,048  $    (370,256)     $(24,000)  $ (213,382)    $   338,410

  Issuance for services, January
   1996, $0.77 per share                    260,000     200,000          -              -            -            200,000

  Issuance for cash, February 1996,
    $0.77 per share                         123,500      95,000           -              -            -            95,000

  Issuance for cash, March through
   October 1996, $0.66 per share
   before $246,547 of offering
   costs                                  1,957,111   1,053,453           -              -        213,382       1,266,835

  Forgiveness of stock subscription
    receivable                                  -       (24,000)          -           24,000          -               -

  Net loss                                      -          -        (1,417,297)          -            -        (1,417,297)
                                         ----------   ----------   -----------      --------   ----------   -------------

  Balance - December 31, 1996            13,073,398   2,270,501     (1,787,553)          -            -           482,948

  Issuance for cash, February
   through July 1997, $0.97 per
   share                                    143,000     110,000           -              -            -           110,000

  Redemption from officers for
   $50,000 of cash and $150,000
   of notes payable, August 1997,
   $0.03 per share                       (6,308,666)   (200,000)          -              -            -          (200,000)

  Issuance for cash, September
   1997, $0.04 per share                  1,820,000      80,000           -              -            -            80,000

  Issuance upon conversion of
   debt, September 1997, $0.57
   per share                                110,672      53,952           -              -            -            53,952

  Issuance for cash and a $390,000
   receivable, September through
   December 1997, $0.78 per share         1,031,875     804,000           -              -            -           804,000

  Net loss                                      -           -       (1,541,058)          -            -        (1,541,058)
                                          ---------  ----------     ----------       -------   ----------    ------------

  BALANCE   DECEMBER 31, 1997             9,860,279  $3,118,453    $(3,328,611)      $   -     $      -      $   (210,158)
                                          =========  ==========    ===========       =======   ==========    ============

The accompanying notes are anm integral part of these consolidated financial statements.
                                     F-10

                       SENSITRON INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the Period
                                                      For the Period Ended      January 5, 1995
                                                           December 31,      (Date of Inception)
                                                     ------------------------       Through
                                                        1997          1996      December 31, 1997
                                                     -----------   -----------   ------------------
  Cash Flows From Operating Activities
    Net Loss                                         $(1,541,058)  $(1,417,297)  $ (3,328,611)
    Adjustments to reconcile net loss to
     net cash used by operating activities:
       Depreciation and amortization                     166,040       105,480        295,850
       Stock issued for services                             -         200,000        200,000
       Allowance for doubtful accounts                       -         151,567        151,567
    Changes in operating assets and liabilities:
       Accounts receivable                               249,641      (192,844)       (61,349)
       Accounts payable                                   52,327       213,800        326,918
       Accrued liabilities                               256,996        11,695        294,734
       Deferred revenue                                  193,837           -          193,837
       Other assets                                       (3,761)       11,110          1,850
                                                     -----------   -----------    -----------
     Net Cash Used By Operating Activities              (625,978)     (916,489)    (1,925,204)
                                                     -----------   -----------    -----------
  Cash Flows From Investing Activities
    Payments to Flexpoint prior to acquisition               -             -         (268,413)
    Cash paid to acquire Tamco                               -             -          (25,000)
    Payments to purchase equipment                       (92,008)     (478,945)      (621,534)
    Proceeds from sale of equipment                        8,090           -            8,090
    Issuance of note receivable                              -         (12,507)       (12,507)
    Payments received on note receivable                   6,252         1,303          7,555
    Payments for patents                                 (11,769)      (42,403)       (71,295)
                                                      ----------    -----------   -----------
    Net Cash used by Investing Activities                (89,435)     (532,552)      (983,104)
                                                      ----------    ----------    -----------
  Cash Flows From Financing Activities
    Proceeds from issuance of common stock               604,000     1,395,000      2,933,000
    Cash payments to officers to repurchase stock        (50,000)          -          (50,000)
    Cash paid for offering costs                             -         (33,166)      (123,020)
    Proceeds from borrowings                             303,960           -          303,960
    Principal payments of debt                           (10,000)      (35,415)       (45,415)
    Proceeds from related party notes                     39,562           646         60,208
    Principal payments of related party notes            (66,376)          -          (63,931)
                                                      ----------    ----------    -----------
    Net Cash Provided by Financing Activities            821,146     1,327,065      3,014,802
                                                      ----------    ----------    -----------
  Net Change in Cash                                     105,733      (121,976)       106,494

  Cash - Beginning of Period                                 761       122,737            -
                                                      ----------    ----------    -----------
  Cash - End of Period                                $  106,494    $      761    $   106,494
                                                      ==========    ==========    ===========

  Supplemental Cash Flow Inormation and Noncash Investing and Financing
  Activities - Note 6

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-11


                    SENSITRON INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  NOTE 1 - NATURE OF
      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION - Sensitron Inc. ("Sensitron") was incorporated on January 5, 1995 under the laws of the State of Utah. Sensitron and its wholly-owned subsidiaries Flexpoint, Inc. ("Flexpoint") and Technology and Machine Company, Inc. ("Tamco"), are collectively referred to herein as the Company. The Company is a development stage enterprise engaged principally in designing, engineering, and manufacturing sensor technology and equipment using flexible potentiometer technology owned by the Company. Sales have principally been to automobile component manufacturers and toy manufacturers.

  The accompanying consolidated financial statements include the accounts of Sensitron and its wholly-owned subsidiaries from the date of their acquisition. All significant intercompany transactions and account balances have been eliminated in consolidation. The acquisition of Flexpoint and Tamco occurred on September 26, 1995 (see Note 2).

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in financial statements and accompanying notes. Actual results could differ from those estimates.

  BUSINESS CONDITION - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered losses from operations and has had negative cash flows from operating activities during the years ended December 31, 1997 and 1996 and cumulative from inception through December 31, 1997, which conditions raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to year-end, the Company completed a reorganization with Micropoint, Inc., as discussed in Note 15, and thereby obtained approximately $3,000,000 of additional equity financing. The Company's continued existence is dependent upon its ability to achieve profitable operations. The Company is continuing its efforts to negotiate a significant contract to supply flexible sensors to an automobile component manufacturer, which, if successful, would provide significant revenue to the Company. Management believes this and other similar potential contracts will provide sufficient cash flows for the Company to continue as a going concern and to ultimately establish profitable operations.

  FINANCIAL INSTRUMENTS - The amounts reported as cash, accounts receivable, accounts payable, and notes payable are considered to be reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

   CONCENTRATION OF RISK - The concentration of business in one industry subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company relies on large production contracts for its business and generally does not require collateral from its customers with respect to the Company's trade receivables.

  During the year ended December 31, 1997, sales totaling $34,906
  were to one customer.   During the year ended December 31, 1996,
  sales to two customers totaled $418,109 and $152,506, respectively. An allowance for doubtful accounts of $151,567 was provided at both December 31, 1997 and 1996.

  PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Additions and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, sale or disposition, the cost and accumulated depreciation of the items sold are eliminated from the accounts, and any resulting gain or loss is recognized in operation. Depreciation is computed using the straight-line and the double-declining-balance methods and is recognized over the estimated useful lives of the property and equipment, which are five to seven years.

  LONG-LIVED ASSETS - Impairment losses are recorded when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. No impairment losses were required to be recognized in the accompanying financial statements.

  REVENUE RECOGNITION - Revenue from the sale of products is recorded at the time of shipment to and acceptance by the customers. Revenue from research and development contracts is recognized as the contracts are completed. During the year ended December 31, 1996, approximately $570,615 of the Company's revenue was related to research and development contracts and to other research and development activities. Revenue from contracts to license the Company's technology to others is deferred until all conditions under the contracts are met by the Company and then recognized as revenue over the remaining term of the contracts.

  STOCK-BASED COMPENSATION - Stock-based compensation arising from granting stock options to employees is measured by the intrinsic-value method. This method recognizes compensation expense based on the difference between the fair value of the underlying common stock and the exercise price on the date granted. The Company also presents pro forma results of operations assuming compensation had been measured by the fair-value method.

  BASIC AND DILUTED LOSS PER SHARE - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.128, Earnings Per Share. Statement No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share and was adopted as of December 31, 1997. Loss per share for the year ended December 31, 1996 and cumulative from inception through December 31, 1997 were restated; however, the effect of the change to loss per share for those periods was not material.

  Basic loss per common share is computed by dividing net loss by the number of common shares outstanding during the period. Diluted loss per share reflects potential dilution which could occur if all potentially issuable common shares from stock purchase warrants and options or convertible notes payable resulted in the issuance of common stock. Inasmuch as the Company incurred losses during all periods presented in the accompanying financial statements, diluted loss per share is the same as basic loss per share because potentially issuable common shares would decrease the loss per share and have been excluded from the calculation.


  NOTE 2 - ACQUISITIONS

  In April 1995, Sensitron acquired 100 shares of Flexpoint's common stock in exchange for the forgiveness of $50,000 of accounts receivable. On September 26, 1995, Sensitron completed the acquisition of Flexpoint by exchanging 5,395,000 shares of Sensitron's common stock for the remaining outstanding common stock of Flexpoint in a purchase business combination accounted for in a manner similar to a pooling of interests. Flexpoint and Sensitron were principally owned by the same individuals prior to the combination. Flexpoint became a wholly owned subsidiary and is engaged in manufacturing and selling of various electronic components and sensors.

  On September 26, 1995, Sensitron acquired all of the outstanding stock of Tamco, a company engaged in manufacturing and selling various molds and dies. The purchase price was approximately $170,000, consisting of $25,000 of cash, a long-term note payable of $85,000 and 130,000 shares of the Company's common stock valued at $60,000. The purchase price was allocated based on the estimated fair values of the net assets acquired. This allocation resulted in the recording of goodwill of $119,802. Goodwill is being amortized over five years using the straight-line method.

  Subsequent to December 31, 1997, the Company acquired
  Micropoint, Inc. as further described in Note 15.

  NOTE 3 - PROPERTY AND EQUIPMENT

  At December 31, 1997, property and equipment consisted of the following:

              Furniture and fixtures                  $ 152,140
              Machinery and equipment                   391,752
              Office equipment                          104,062
              Software                                   24,650
              Leasehold improvements                    252,172
                                                      ---------
              Total                                   $ 924,696
                                                      =========

  Depreciation expense for the years ended December 31, 1997 and 1996 was $130,051 and $70,673, respectively.

  NOTE 4 - PATENTS

  Costs to obtain patents have been capitalized and are being amortized over a five year period. The Company has the rights to several patents. The cost of these perfected patents is $62,583. The amortization expense for the years ended December 31, 1997 and 1996 was $12,021 and $10,630, respectively. The Company is in the process of developing new patents and protecting existing patents internationally. Costs incurred for the development of these new patents are capitalized. However, until the new patents are perfected, these costs are not being amortized. The total cost of the patents and patent being applied for at December 31, 1997 was $107,320.

  NOTE 5 - LICENSE AGREEMENT

  In May 1997, the Company granted an otherwise unrelated third party the worldwide exclusive license to use and sell flexible potentiometers covered under the Company's patents for use in toy, traditional games and video game industries. The license does not include the right to manufacture sensors which will be purchased from the Company. A licensing fee of $500,000 was required under the agreement relating to the exclusive use of the technology through December 1998, of which $200,000 had been received by the Company as of December 31, 1997. An additional $50,000 was received in February 1998. The remaining $250,000 is due December 31, 1998. After 1998, the exclusive license is to be maintained under the agreement by the licensee providing revenue from royalties and fees to the Company of at least $500,000 per year. Royalties to be received are 2% of sales of the licensee's products in the United States and 3% of related products to the licensee's international partners.

  Under the agreement, the Company guaranteed that it would deliver flexible potentiometers in marketable quantities to the licensee by June 1, 1998, and if this condition was not met, it would return any amounts received under the licensing agreement. Accordingly, recognition of the $200,000 licensing fee received by December 31, 1997 was deferred at that date. The funds will be recognized as revenue at the point when the Company begins shipping sensors in marketable quantities. Additional payments received prior to January 1, 1999 will be recognized as revenue evenly over the period beginning at the point the Company begins shipping sensors and ending December 31, 1998.

 NOTE 6 - CASH FLOW INFORMATION

  SUPPLEMENTAL CASH FLOW INFORMATION

                                 For the Years Ended   For the Period
                                     December 31,           Ended
                                 --------------------    December 31,
                                   1997        1996          1995
                                 --------    --------   --------------
       Interest Paid             $ 34,879    $ 16,392       $ 965
                                 ========    ========       =====

  NONCASH INVESTING AND FINANCING ACTIVITIES - On September 26,
  1995, the Company acquired all of the common stock of Tamco. In connection with this acquisition, liabilities were assumed as follows:

     Fair value of assets acquired, including goodwill
      of $119,802                                          $ 170,000
       Cash paid in acquisition                              (25,000)
       Fair value of stock issued in acquisition             (60,000)
                                                           ---------
           Net liabilities assumed                         $   5,000
                                                           =========

  On September 26, 1995 the Company acquired all of the common stock of Flexpoint in exchange for 5,395,000 shares of common stock of the Company. The following assets and liabilities were acquired at their historical cost basis:

       Historical cost of assets acquired                  $ 174,229
       Advances to Flexpoint prior to acquisition           (258,413)
                                                           ---------
           Net liabilities assumed                         $ (94,184)
                                                           =========

  During the period ended December 31, 1995, the Company assumed
  $13,792 of legal costs associated with the patents, in connection with the assignment of patents to the Company by an officer. The Company accepted notes receivable for $24,000 as consideration of 31,200 shares of common stock.

  During the year ended December 31, 1996, the Company issued
  260,000 shares of common stock valued at $0.77 per share, or $200,000, for services. The Company also offset the deferred offering costs against the proceeds from the sale of common stock.

  During the year ended December 31, 1997, $111,816 of notes payable was issued to acquire leasehold improvements. The Company issued 110,672 shares of common stock upon conversion of $53,952 of accounts payable and notes payable. Common stock was redeemed from officers in exchange for $50,000 of cash and $150,000 of notes payable. The Company issued common stock in exchange for stock subscription receivables totaling $390,000.

  NOTE 7 - EMPLOYMENT AND COMPENSATION AGREEMENTS

  During the period ended December 31, 1995, the Company entered into employment agreements with four officers. Two of the agreements included annual base salaries of $50,000 and $75,000, respectively. Both agreements were renewed for one year under the terms of the agreement. Effective August 26, 1997, both officers resigned from the Board of Directors and sold 6,308,666 shares of common stock to the Company for approximately $0.03 per share (see Note 10). As part of the settlement agreement, one of the officers was granted options to acquire 650,000 shares of common stock at $0.30 per share and 325,000 shares for $0.77 per share for a period of five years. One of the officers was retained as a consultant for a period of one year. Under the terms of the agreement the Company and the officers released each other from any future obligation.

  An agreement with a third officer included annual compensation payments of $50,000. The agreement expired subsequent to December 31, 1997. The fourth agreement included an annual base salary of $90,000 during the first year of employment and $120,000 a year thereafter. This agreement had an initial term of three years and included a $30,000 signing bonus. On December 31, 1997, this agreement was extended for an additional two years, through December 31, 2000. Under the terms of the agreement, the officer was granted options to purchase 650,000 shares of common stock at $0.77 per share.

  Effective May 1, 1995, the Company entered into a compensation agreement whereby an officer was to provide the Company technical assistance and be paid a monthly fee of $8,333 for five years. During 1997, the Company temporarily suspended payments which resulted in approximately $38,500 being accrued in accrued liabilities at December 31, 1997. An agreement was signed April 15, 1998 whereby the Company agreed to pay the officer $160,000 in settlement of all past and future obligation under the compensation agreement.

  The following is a schedule of future payments due under the above agreements as of December 31, 1997:

              Years Ending December 31:
                       1998                         $ 342,500
                       1999                           120,000
                       2000                           120,000
                                                    ---------
                                                    $ 582,500
                                                    =========
  NOTE 8 - NOTES PAYABLE

  Notes payable at December 31, 1997 consisted of the following:

     8% note; payable in quarterly payments of $7,083 through
     April 1, 1998; unsecured                                     $  49,585

     8.5% promissory notes; convertible into common stock through
     February 28, 1998 at $0.93 to $1.23 per share; due March 28
     1998; secured by equipment                                     200,000

     Non-interest bearing notes; unsecured; issued for cash and leasehold improvements; terms for repayment have not been
     established                                                    105,791

     Non-interest bearing notes payable to former shareholders;
     issued in redemption of common stock; paid February 1998       145,000

     18% note payable; guaranteed by shareholders; convertible into
     common stock at $0.93 per share; due April 17, 1998             50,000

  Other notes                                                        11,033
                                                                  ---------
  Total Notes Payable                                             $ 561,409
                                                                  =========

  Future maturities of notes payable as of December 31, 1997 are as follows: 1998 - $561,409.

  NOTE 9 - RELATED PARTY TRANSACTIONS

  Transactions with related parties during 1996 consisted of advances to employees and a payable to a member of the Board of Directors for cash advances to the Company in the amount of $20,000. During 1997, the Company made cash advances to employees for travel and personal expenses and incurred liabilities payable to employees for Company travel and to a shareholder for rent of office space. Terms for collection of the advances to employees as of December 31, 1997 have not been established. Amounts payable at December 31, 1997 are due currently and were paid subsequent to year end.

  NOTE 10 - STOCKHOLDERS' EQUITY

  In January 1995, an officer and shareholder assigned certain patents to the Company as an additional contribution to capital of $22,232. No additional shares were issued to the shareholder for the contribution.

  On March 18, 1996, the Company entered into a share purchase agreement whereby the Company agreed to issue 1,957,111 shares of its common stock for $1,300,000 in a private placement offering. The proceeds were received and the shares were issued throughout the year as required by the Company's cash flow needs. Offering costs incurred in connection with the offering were $246,547. The deferred offering costs consist primarily of legal and audit fees related to the preparation of the private placement memorandum.

  On August 26, 1997, the Company entered into a settlement agreement with two officers of the Company whereby the relationship between the officers and the Company was terminated. As part of the agreement, the Company purchased 6,308,666 shares of common stock from the officers for approximately $0.03 per share by paying $50,000 in cash and issuing $150,000 of notes payable.

  On December 24, 1997, the Company issued 422,500 shares of common stock in exchange for stock subscriptions in the amount of $390,000 receivable from the investors. The subscriptions were collected in January 1998.

  NOTE 11 - STOCK OPTIONS

  On April 1, 1995, the Company adopted the Omnibus Stock Option Plan (the "Plan"). Under the terms of the Plan as amended in October 1997, the Company may grant options to employees, directors and consultants for up to 5,037,500 shares of common stock. Incentive or non-qualified options may be granted under the Plan. Options may be granted for a maximum of 10 years. Options generally vest from immediately to five years and expire five years from the date of grant. The exercise price of each option granted under the Plan has been equal to or in excess of the market price of the Company's common stock on the date of grant.

  Generally, the only condition for exercise of options granted under the Plan is that the employees remain employed through the exercise date. However, in October 1995, the Company granted an officer options for 325,000 shares whose vesting is contingent upon the Company obtaining specified levels of sales and gross profit. Options for 65,000 shares vested at the end of 1996 due to meeting non-sales performance criteria. Vesting of options for 65,000 shares were contingent upon the Company achieving $2,000,000 of sales with a minimum gross profit margin of 50% during 1997. That target was not met and the 65,000 options were forfeited during 1997. The remaining 195,000 options vest annually based upon the Company having sales of $4,000,000 in 1998 with a minimum gross profit margin of 50%, and further increases in sales during 1999 and 2000 by amounts not yet determined by the Board of Directors.

  The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its fixed or performance stock options granted under the Plan. Had compensation cost for the

  Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the alternative method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and loss per share would have increased to the pro forma amounts indicated below. The weighted average assumptions used to estimate the fair value of each option grant, using the Black-Scholes option-pricing model, are also presented:

                                     Years Ended December 31,
                                     -------------------------
                                        1997           1996
                                    -----------    -----------
     Net Loss
       As reported                  $(1,541,058)   $(1,417,297)
       Pro forma                    $(1,567,655)   $(1,444,149)

     Primary and Diluted Loss per share
       As reported                       $(0.13)        $(0.12)
       Pro forma                         $(0.13)        $(0.12)

     Weighted-Average Assumptions:
       Divided yield                        0.0%          0.0%
       Expected volatility                  0.0%          0.0%
       Risk-free interest rate              5.0%          5.0%
       Expected life of options, in years   4.5           5.0

  A summary of the status of stock options as of December 31, 1997, 1996 and 1995, and changes during the periods ended on those dates is presented below:

                                                    Options Outstanding
                                        -------------------------------------------
                                                1997                 1996
                                        ---------------------  --------------------
                                                    Weighted-            Weighted-
                                                     Average              Average
                                                     Exercise             Exercise
                                          Shares      Price      Shares    Price
                                         ---------  ---------  ---------  --------
  Outstanding at beginning of period     1,455,350     $ 0.60  1,443,000    $ 0.60
  Granted                                3,651,700       0.35     12,350      0.77
  Forfeited                                (60,000)      0.77        -
                                         ---------             ---------
  Outstanding at end of period           5,047,050       0.42  1,455,350      0.60
                                         =========             =========
  Options exercisable at end of period   3,059,550       0.40    935,350      0.51
                                         =========             =========
  Weighted-average fair value of
   options granted during period            $ -                   $ 0.17


  The following table summarizes information about stock options outstanding at December 31, 1997:

                                 Outstanding                            Exercisable
                  ---------------------------------------------  ----------------------------
                               Weighted-Average
    Range of         Number       Remaining      Weighted-Average   Number   Weighted-Average
 Exercise Prices  Outstanding  Contractual Life  Exercise Price  Exercisable  Exercise Price
 ---------------  -----------  ----------------  --------------  -----------  --------------
       $0.15          871,000      4.7 years            $0.15        871,000        $0.15
        0.30          650,000      2.7                   0.30        650,000         0.30
        0.38        1,787,500      4.7                   0.38        130,000         0.38
        0.46          780,000      2.3                   0.46        780,000         0.46
        0.77          953,550      4.0                   0.77        628,550         0.77
                   ----------                                    -----------
  $0.15 to 0.77     5,042,050      3.9                   0.42      3,059,550         0.40
                   ==========                                    ===========

  NOTE 12 - STOCK PURCHASE WARRANTS

  In connection with the acquisition of Flexpoint and Tamco, the Company issued warrants to purchase 22,750 shares of its common stock exercisable at $0.77 per share ( which was the fair value of the common stock on the date of the issuance as determined by the Board of Directors) to its outside legal counsel. Additionally, the Company issued warrants during 1995 to purchase 23,010 shares of its common stock at a purchase price of $0.77 per share to equity investors in the Company.

  During 1996, warrants were issued to purchase 214,500 shares of common stock at $0.77 per share to equity investors in the Company, and warrants to purchase 6,500 shares at $0.77 per share were issued to outside legal counsel.

  During 1997, the Company issued warrants to purchase 260,000 shares of common stock at $0.77 per share to equity investors in the Company. Additionally, warrants to purchase 910,000 shares of common stock at $1.15 per share were issued to a retiring member of the Board of Directors.

  All of these warrants were deemed to have no material fair value and are therefore not recorded in the accompanying consolidated balance sheet. The fair value of each warrant was estimated on the date issued using the Black-Scholes option-pricing model.

  The following table summarizes information about warrants outstanding at December 31, 1997:


                              Weighted-Average
              Range of             Warrants           Remaining
         Exercise Prices         Outstanding      Contractual Life
         ---------------         -----------      ----------------
               $ 0.77                526,760          3.2 years
                 1.15                910,000          2.7
                                 -----------
            $0.77 to 1.15          1,436,760          2.9
                                 ===========

  NOTE 13 - INCOME TAXES

  There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset as of December 31, 1997 were as follows:

       Operating Loss Carryforwards                    $ 1,105,749
       Difference in amortization of intangibles             6,804
                                                       -----------
       TOTAL DEFERRED TAX ASSETS                         1,112,553
      Valuation Allowance                               (1,112,553)
                                                       -----------
        NET DEFERRED TAX ASSET                         $       -
                                                       ===========

  For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $3,252,203 that will expire beginning in the year 2010. The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31:

                                                      1997         1996
                                                   ----------   ----------
       Tax at statutory rate (34%)                 $ (523,960)  $ (481,881)
       Non-deductible expenses                          9,968        9,915
       Change in valuation allowance                  571,574      524,831
       State tax benefit, net of federal tax effect   (57,481)     (52,865)
	                                             ----------   ----------
       NET INCOME TAX EXPENSE                      $      -     $      -
                                                   ==========    =========

 NOTE 14 - COMMITMENTS AND CONTINGENCIES

  The Company is obligated under operating lease agreements for office space. Future minimum lease payments for the years ending December 31, 1998 and 1999 are $81,745 and $65,376, respectively. Lease expense for the years ending December 31, 1997 and 1996 was $93,854 and $53,436.

  A third party entity loaned $35,000 to a former officer of the Company as a personal loan. This entity has made a claim against the former officer for repayment of the advance and for other consideration. The Company may be required to provide compensation to the former officer sufficient to settle the claim on behalf of the former officer. Management believes, after consulting with legal counsel, that resolution of this claim may result in a cost of approximately $52,000 to the Company. This amount has been accrued in the accompanying consolidated balance sheet at December 31, 1997.

  In February of 1998, an otherwise unrelated third party filed suit against the Company alleging it provided investment banking and financial advisory services pursuant to an agreement with the Company. The plaintiff claims to have sustained damages for breach of contract and seeks damages in the amount of 6.5% of financing obtained from an equity investor, plus the issuance of a warrant to purchase a 2% equity ownership interest in the Company at a price of $5.00 per share. In addition, the plaintiff is seeking punitive damages of $5,000,000. The Company answered the complaint in March 1998 and the action is in the discovery stage. The Company has been and continues to contest the case vigorously. Given the early stage of the action, legal counsel for the Company is unable to provide any evaluation of the likelihood of an unfavorable outcome, if any, or the amount or range of potential loss. Management believes, after consulting with legal counsel, that there is only a remote possibility that the Company will be subject to a punitive damage award under the suit. Management has tendered $75,000 to the plaintiff to completely settle the action and Management maintains that the most the Company owes the Plaintiff is $75,000. The Company has recorded $75,000 as an expense relating to this action in the accompanying statement of operations during the year ended December 31, 1997.

  NOTE 15 - SUBSEQUENT EVENTS

  REORGANIZATION - On December 30, 1997, Sensitron Inc. entered into an agreement with Micropoint, Inc. ("Micropoint") to
  reorganize Sensitron into Micropoint.    The agreement required
  Micropoint to raise capital of approximately $3,000,000 in a private placement before the completion of the merger. The
  agreement  was closed in April 1998.   Under the terms of the
  agreement, a newly-formed wholly-owned subsidiary of Micropoint was merged into Sensitron. The shareholders of Sensitron exchanged each of their shares of common stock for 13 shares of Micropoint common stock in connection with the merger agreement which resulted in Micropoint issuing 9,860,279 shares of its common stock to the Sensitron shareholders. As a result of the merger, the Sensitron shareholders became the majority shareholders of the Company in a transaction intended to qualify as a tax-free reorganization.

  The merger has been considered the reorganization of Sensitron and the acquisition of Micropoint in a purchase business combination. There was no market for Micropoint's common stock; therefore the fair value of Micropoint's assets were considered the fair value of the 6,000,000 shares of common stock outstanding. Accordingly, no goodwill will be recognized in connection with the acquisition of Micropoint.

  SETTLEMENT OF COMPENSATION AGREEMENT - On April 15, 1998, an agreement was signed whereby the Company agreed to pay an officer $160,000 as a settlement of all past and future obligations under a related compensation agreement.




                   SENSITRON INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            MARCH 31, 1998
                              UNAUDITED

                                ASSETS

Current Assets
      Cash                                                      $    45,552
      Accounts receivable, net of allowance                          51,141
      Note receivable                                                 3,387
                                                                -----------
            Total Current Assets                                    100,080
                                                                -----------
Equipment                                                         1,078,489
      Less accumulated depreciation                                (230,875)
                                                                -----------
            Net Equipment                                           847,614
                                                                -----------
Goodwill, net of accumulated amortization                            59,901

Deposits                                                             15,779

Patents, net of accumulated amortization                             85,249
                                                                -----------
Total Assets                                                    $ 1,108,623
                                                                ===========

                LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
      Trade accounts payable                                    $   174,190
      Deferred revenue                                              200,000
      Accrued expenses                                              134,261
      Payable to related party                                    1,000,000
      Notes payable                                                 258,073
                                                                -----------
            Total Current Liabilities                             1,766,524
                                                                -----------
Stockholders' Deficit
      Preferred stock - no shares issued                                  -
      Common stock- no par value; 20,000,000
       shares authorized; 9,860,279 shares
       issued and outstanding                                     3,126,453
      Deficit accumulated during the development stage           (3,784,354)

            Total Stockholders' Deficit                            (657,901)
                                                                -----------
Total Liabilities and Stockholders' Deficit                     $ 1,108,623
                                                                ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                                     F-23

                   SENSITRON INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              UNAUDITED

                                                                For the Period
                                                               January 5, 1995
                                                                   (Date of
                                                                   Inception)
                                             For the Three Months   Through
                                               Ended March 31,      March 31,
                                               1998       1997        1998
                                           ----------  ---------  -----------
Sales                                      $   60,088  $ 263,177  $ 1,435,185

Cost of Sales                                  44,726     34,298      753,098

Gross Profit                                   15,362    228,879      682,087

General and administrative expenses           471,026    618,888    4,382,481

Loss From Operations                         (455,664)  (390,009)  (3,700,394)

Interest expense                                  (40)      (960)     (54,084)
Interest income                                     -          -       13,434
Other expenses                                    (40)    (6,821)     (43,316)
                                           ----------  ---------  -----------
Net Loss                                   $ (455,744) $(397,790) $(3,784,360)
                                           ==========  =========  ===========
Basic and Diluted Loss Per
 Common Share                              $    (0.05) $   (0.03) $     (0.38)
                                           ==========  =========  ===========
Weighted Average Number of
 Common Shares Used in Per
 Share Calculation                          9,860,279  13,158,633   9,860,279
                                           ==========  ==========  ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                                     F-24

                       SENSITRON INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For the Period
                                                               January 5, 1995
                                                                   (Date of
                                                                   Inception)
                                             For the Three Months   Through
                                               Ended March 31,      March 31,
                                               1998       1997        1998
                                           ----------  ---------  -----------
  Cash Flows From Operating Activities
     Net Loss                              $ (455,744) $(397,790) $(3,784,360)
     Adjustments to reconcile net
      loss to net cash used by
      operating activities:
     Depreciation and amortization             34,657     23,144      330,507
     Stock issued for services                      -          -      200,000
     Allowance for doubtful accounts                -          -      151,567
     Write-off of related party receivable     47,989          -       47,993
     Loss on disposition of equipment               -          -        3,185
     Changes in operating assets and liabilities:
       Accounts receivable                     (5,318)    89,341      (66,667)
       Prepaid expenses                             -    (19,160)      (2,266)
       Related party receivable                     -          -      (18,931)
       Accounts payable                      (332,775)   101,897       (5,857)
       Accrued liabilities                   (264,211)    27,221       30,523
       Deferred revenue                             -          -      193,837
       Related party payable                        -          -       14,562
       Other assets                            (2,500)   (13,507)      (1,568)
                                           ----------  ---------  -----------
         Net Cash Used By Operating
          Activities                         (977,902)  (188,854)  (2,907,475)
                                           ----------  ---------  -----------
  Cash Flows From Investing Activities
     Payments to Flexpoint prior to
      acquisition                                   -          -     (268,413)
     Cash paid to acquire Tamco                     -          -      (25,000)
     Payments for the purchase of
      property and equipment                 (153,793)   (86,262)    (775,327)
     Proceeds received from sale of
      property and equipment                        -          -        8,090
     Investment in patents                    (12,147)    (3,494)     (83,442)
     Proceeds received on note receivable       1,565      1,563        9,120
     Issuance of note receivable                    -          -      (12,507)
     Payments received from related parties         -          -          646
                                            ---------  ---------  -----------
         Net Cash Used By Investing
          Activities                         (164,375)   (88,193)  (1,146,833)
                                            ---------  ---------  -----------
  Cash Flows From Financing Activities
     Proceeds from issuance of common
      stock                                     8,000    100,000    2,947,000
     Cash payments to officers to
       repurchase stock                             -          -      (50,000)
     Cash paid for offering costs                   -          -     (123,020)
     Proceeds from borrowing                        -          -      297,960
     Principal payments of long-term debt    (303,336)         -     (348,751)
     Proceeds from related party notes       1,000,000          -    1,045,000
     Principal payments of related
      party notes                                   -          -      (45,000)
     Payments of related party payable        (13,329)         -      (13,329)
                                           ----------  ---------  -----------
         Net Cash Provided By Financing
          Activities                        1,081,335    100,000    4,099,860
                                           ----------  ---------  -----------
  Net Change In Cash                          (60,942)  (177,047)      45,552

  Cash - Beginning of Period                  106,494        761            -
                                           ----------  ---------  -----------
  Cash - End of Period                     $   45,552  $(176,286) $    45,552
                                           ==========  =========  ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                     F-25
                         SENSITRON INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED
                                  MARCH 31, 1998


  NOTE 1--CONDENSED FINANCIAL STATEMENTS

  The accompanying condensed consolidated financial statements have been prepared by the Company and are not audited. In the opinion of management, all adjustments necessary for a fair presentation have been included, and consist only of normal recurring adjustments. These financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These statements should be read in conjunction with the Company's annual financial statements included elsewhere herein. The financial position and results of operations presented in the accompanying financial statements are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

  NOTE 2--NOTES PAYABLE

  During the three months ended March 31, 1998, the Company borrowed $1,000,000 from Micropoint, Inc., a related party with whom the Company entered into a reorganization agreement which was consummated on April 9, 1998. The Company also made payments on other notes payable totaling $303,336 during the three months ended March 31, 1998.

                                     F-26